INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-81404 of KRUG International Corp. on Form S-8, in Registration Statement No. 33-22847 of KRUG International Corp. on Form S-8 and in Registration Statement No. 33-67920 of KRUG International Corp. on Form S-8 of our reports, dated May 19,1995, which include an explanatory paragragh as to an investigation by the United States Customs Department, appearing in the Annual Report on Form 10-K of KRUG International Corp. for the year ended March 31, 1995.



DELOITTE & TOUCHE LLP

Dayton, Ohio
June 26, 1995



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